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                                                                    Exhibit 24.3



                        CONSENT OF SALOMON BROTHERS INC



        We hereby consent to the use of our name and the description of our opinion, dated September [ ], 1996, referred to under the heading "THE MERGER
- -- Opinion of Financial Advisor" in and to the inclusion of such opinion letter as Annex II to the Proxy Statement/Prospectus, dated September [ ], 1996, contained in the Registration Statement on Form S-4 of SCPIE Holdings Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                                SALOMON BROTHERS INC


September 16, 1996
New York, New York